Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Melissa Keir, Investor Relations
631-773-4334
melissa.keir@falconstor.com

FalconStor Software Announces Second Quarter 2014 Results

MELVILLE, N.Y., July 30, 2014—FalconStor Software, Inc. (NASDAQ: FALC), a market leader in data protection and migration, today announced financial results for its second quarter ended June 30, 2014.

“Over the past twelve months, the FalconStor team has achieved many milestones and built solid momentum,” said Gary Quinn, President and CEO of FalconStor. “In Q2, we launched a bold new brand identity -- The Power to be Free -- that reflects the unique customer-focus of our products. We produced exciting and innovative new technology for the cloud and flash memory environments -- with more to come. We stabilized our customer base, partners and employees for the future.  Finally, we created and returned stockholder value by moving on from some past events that have no bearing on our future.  Our team still has more work in the area of generating top-line revenue growth. We have an opportunity to grow as business and data overload continue to accelerate.”

Financial and Business Highlights and Overview:

•	BOOKINGS:

◦	Q2 2014 bookings totaled $13.3 million compared with $13.3 million in Q2 2013 and $14.4 million in Q1 2014.
DEFERRED REVENUE:

◦	Deferred revenue as of June 30, 2014 totaled $33.1 million which was an increase of 46% compared with June 30, 2013, and an increase of 4% compared with March 31, 2014.

•	CASH:

◦
The Company achieved positive cash flow from operations on a GAAP basis in Q2 2014 of $1.1 million compared with cash used in operations of ($5.0) million in Q2 2013 and positive cash flow from operations of $0.3 million in Q1 2014;

◦	Closed the quarter with $28.8 million of cash, cash equivalents and marketable securities, compared with $27.9 million at March 31, 2014;

◦	During the second quarter of 2014;

▪	The Company received $1.5 million upon completion of a portion of the third milestone of our joint development agreement, which has been recorded in deferred revenue;

▪	The Company made $0.2 million in payments associated with the company-wide “rebalancing” which commenced during the third quarter of 2013; and

▪	The Company made $0.2 million in payments related to the preferred stock dividends accrued for at March 31, 2014.

•	Non-GAAP EXPENSES and MARGINS:

◦	Non-GAAP expenses totaled $14.1 million in Q2 2014, compared with non-GAAP expenses of $18.2 million in Q2 2013 and non-GAAP expenses of $13.9 million in Q1 2014;

◦	Non-GAAP gross margins were 76% in Q2 2014, compared with non-GAAP gross margins of 73% in Q2 2013 and non-GAAP gross margins of 78% in Q1 2014.

•	OTHER ITEMS

◦
The Company reached a settlement with the Estate of ReiJane Huai (the “Estate”) for $5.25 million which was paid by recapturing 3,132,141 shares of stock from the Estate which were transferred to the Company treasury account effective June 27, 2014. As of June 27, 2014, the outstanding shares of common stock totaled 44,967,746;

◦	The Company launched its newly formed Federal Division managed exclusively by Acolyst, a top government consultant;

◦
The Company released product updates to its Optimized Backup and Deduplication Solution version 8.1 and FalconStor Continuous Data Protector™ (CDP) version 7.7 and FalconStor Network Storage Server™ (NSS) version 7.7;

◦	The Company completed a bold new redesign and brand messaging which positions FalconStor as an industry leader and innovator, while empowering customers to “Be Free.”

Financials

Total revenues for the second quarter of 2014 were $11.3 million compared with $14.0 million in the same period a year ago. GAAP income from operations for the second quarter of 2014 was $1.4 million, compared with an operating loss of $4.6 million for the second quarter of 2013. GAAP net income for the quarter was $1.3 million compared with a net loss of $5.2 million for the same period a year ago. Net income attributable to common stockholders for the quarter, which includes the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and the accrual of preferred stock dividends, was $1.0 million, or $0.02 per share, compared with a loss of $5.2 million, or $0.11 per share, for the same period a year ago.  Included in the operating results for the three months ended June 30, 2014 and 2013 were; (a) a benefit of $5.3 million and an expense of $0.1 million, respectively, of investigation, litigation and settlement related costs; and (b) $0.4 million and $0.2 million, respectively, of share-based compensation expense. Also included in operating expenses for the three months ended June 30, 2014 was $0.6 million of restructuring costs.

Non-GAAP loss from operations narrowed to $2.8 million for the second quarter of 2014, compared with non-GAAP loss from operations of $4.2 million for the same period a year ago. Non-GAAP net loss improved to $3.0 million, or $0.06 per share, in the second quarter of 2014, compared with a non-GAAP net loss of $4.9 million, or $0.10 per share, in the second quarter of 2013. Non-GAAP results exclude the effects of stock-based compensation, costs associated with the Company’s investigations, litigation and settlement related costs, restructuring costs and the effects of preferred stock.

Total revenues for the six months ended June 30, 2014 were $23.3 million compared with $29.3 million in the same period a year ago. GAAP loss from operations for the six months ended June 30, 2014 was $1.2 million, compared with an operating loss of $8.4 million for the six months ended June 30, 2013. GAAP net loss for the six months ended June 30, 2014 was $1.5 million compared with $9.6 million for the same period a year ago. Net loss attributable to common stockholders for the six months ended June 30, 2014, was $2.1 million, or $0.04 per share, compared with $9.6 million, or $0.20 per share, for the same period a year ago.  Included in the operating results for the six months ended June 30, 2014 and 2013 were; (a) a benefit of $5.2 million and an expense of $0.2 million, respectively, of investigation, litigation and settlement related costs; and (b) $0.8 million and $1.1 million, respectively, of share-based compensation expense. Also included in operating expenses for the six months ended June 30, 2014 was $0.8 million of restructuring costs.

Non-GAAP loss from operations narrowed to $4.7 million for the six months ended June 30, 2014, compared with non-GAAP loss from operations of $7.1 million for the same period a year ago. Non-GAAP net loss improved to $5.0 million, or $0.10 per share, for the six months ended June 30, 2014, compared with a non-GAAP net loss of $8.3 million, or $0.17 per share, for the same period a year ago.

The Company closed the quarter with $28.8 million in cash, cash equivalents and marketable securities. Cash flow from operations for the six months ended June 30, 2014 was $1.4 million compared with cash used in operations of $6.8 million during the same period in 2013. Deferred revenue at June 30, 2014 was $33.1 million, compared with $29.8 million at December 31, 2013.

Conference Call
The Company will host a conference call to discuss its financial results on Wednesday, July 30, 2014 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-800-930-7616
International: +1-816-581-1703

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?ED=212634017&RG=1&UID

Meeting: FalconStor Q2 2014 Earnings
Meeting password: q2numbers14
Meeting Number: 763457006

If you are unable to register via the Internet, please contact Melissa Keir, Investor Relations at 631-773-4334 or melissa.keir@falconstor.com.

A conference call replay will be available beginning July 30 at 7:30 p.m. EDT through 7:30 p.m. EDT on August 6. To listen to the replay of the call, dial toll free: 1-888-203-1112 or International: +1-647-436-0148, passcode: 2172813.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s class action and derivative lawsuits, government investigations, and related legal fees, (ii) restructuring costs, (iii) effects of our Series A Preferred Stock and (iv) noncash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor Software, Inc. (NASDAQ: FALC) is transforming how enterprises move, store, protect and optimize data.  Founded in 2000, FalconStor offers an award-winning platform for data migration, business continuity, disaster recovery, optimized backup and deduplication.  FalconStor helps maximize data availability and system uptime to ensure nonstop business productivity, while simplifying data management to reduce operational costs. Our open, integrated software solutions reduce vendor lock-in and give enterprises the freedom to choose the applications and hardware components that make the best sense for their business. FalconStor solutions are available and supported by OEMs, as well as leading system integrators and resellers worldwide.  FalconStor is headquartered in Melville, N.Y. with offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

Follow us on Twitter – Watch us on YouTube – Connect with us on LinkedIn

# # #

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor and FalconStor Software are registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,333,685	$19,288,340
Restricted cash	750,000	750,000
Marketable securities	9,694,304	8,073,108
Accounts receivable, net	7,566,015	11,150,323
Prepaid expenses and other current assets	1,669,715	1,636,891
Inventory	692,395	919,390
Deferred tax assets, net	358,092	358,092
Total current assets	39,064,206	42,176,144
Property and equipment, net	2,627,624	3,317,344
Deferred tax assets, net	62,534	49,651
Software development costs, net	1,571,951	1,796,075
Other assets, net	1,422,265	1,549,255
Goodwill	4,150,339	4,150,339
Other intangible assets, net	161,633	179,596
Total assets	$49,060,552	$53,218,404
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,388,317	$1,024,180
Accrued expenses	7,133,299	8,658,863
Deferred tax liabilities, net	18,005	18,005
Deferred revenue, net	18,618,744	18,148,268
Total current liabilities	27,158,365	27,849,316
Other long-term liabilities	637,229	617,300
Deferred tax liabilities, net	205,948	193,705
Deferred revenue, net	14,515,430	11,602,177
Total liabilities	42,516,972	40,262,498
Commitments and contingencies
Series A redeemable convertible preferred stock	6,973,485	6,737,578
Total stockholders' (deficit) equity	(429,905)	6,218,328
Total liabilities and stockholders' (deficit) equity	$49,060,552	$53,218,404

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Product revenues	$4,252,486	$6,542,429	$9,215,545	$14,301,885
Support and services revenues	7,050,181	7,431,710	14,088,621	14,957,071
Total revenues	11,302,667	13,974,139	23,304,166	29,258,956
Cost of revenues:
Product	698,222	963,102	1,273,346	2,262,756
Support and service	2,009,441	2,861,992	4,108,692	5,870,395
Total cost of revenues	2,707,663	3,825,094	5,382,038	8,133,151
Gross profit	$8,595,004	$10,149,045	$17,922,128	$21,125,805
Operating expenses:
Research and development costs	3,143,224	4,395,823	6,492,019	9,044,432
Selling and marketing	6,351,947	6,879,315	12,240,413	13,719,886
General and administrative	2,364,380	3,361,881	4,755,790	6,608,948
Investigation, litigation, and settlement related costs	(5,275,920)	62,392	(5,164,209)	176,458
Restructuring costs	562,913	—	786,486	—
Total operating expenses	7,146,544	14,699,411	19,110,499	29,549,724
Operating income (loss)	1,448,460	(4,550,366)	(1,188,371)	(8,423,919)
Interest and other (loss) income, net	(30,982)	(487,176)	19,126	(817,966)
Income (loss) before income taxes	1,417,478	(5,037,542)	(1,169,245)	(9,241,885)
Provision for income taxes	86,531	169,751	301,606	345,853
Net income (loss)	$1,330,947	$(5,207,293)	$(1,470,851)	$(9,587,738)
Less: Accrual of Preferred stock dividends	186,904	—	373,808	—
Less: Accretion to redemption value of Series A preferred stock	120,531	—	235,907	—
Net income (loss) attributable to common stockholders	$1,023,512	$(5,207,293)	$(2,080,566)	$(9,587,738)
Basic net income (loss) per share attributable to common stockholders	$0.02	$(0.11)	$(0.04)	$(0.20)
Diluted net income (loss) per share attributable to common stockholders	$0.02	$(0.11)	$(0.04)	$(0.20)
Weighted average basic shares outstanding	47,919,318	47,996,027	47,975,217	47,929,799
Weighted average diluted shares outstanding	48,780,606	47,996,027	47,975,217	47,929,799

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP income (loss) from operations	$1,448,460	$(4,550,336)	$(1,188,371)	$(8,423,919)
Non-cash stock option expense (1)	422,054	240,795	834,715	1,131,530
Legal related costs (3)	(5,275,920)	62,392	(5,164,209)	176,458
Restructuring costs (4)	562,913	—	786,486	—
Non-GAAP loss from operations	$(2,842,493)	$(4,247,149)	$(4,731,379)	$(7,115,931)

GAAP net income (loss) attributable to common stockholders	$1,023,512	$(5,207,293)	$(2,080,566)	$(9,587,738)
Non-cash stock option expense, net of income taxes (2)	422,054	240,795	834,715	1,131,530
Legal related costs (3)	(5,275,920)	62,392	(5,164,209)	176,458
Restructuring costs (4)	562,913	—	786,486	—
Effects of preferred stock (5)	307,435	—	609,715	—
Non-GAAP net loss	$(2,960,006)	$(4,904,106)	$(5,013,859)	$(8,279,750)

GAAP gross margin	76%	73%	77%	72%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin	76%	73%	77%	72%

GAAP gross margin - Product	84%	85%	86%	84%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	84%	85%	86%	84%

GAAP gross margin - Support and Service	71%	61%	71%	61%
Non-cash stock option expense (1)	0%	1%	0%	1%
Non-GAAP gross margin - Support and Service	72%	62%	71%	61%

GAAP operating margin	13%	(33%)	(5%)	(29%)
Non-cash stock option expense (1)	4%	2%	4%	4%
Legal related costs (3)	(47%)	0%	(22%)	1%
Restructuring costs (4)	5%	0%	3%	0%
Non-GAAP operating margin	(25%)	(30%)	20%	(24%)

GAAP Basic EPS	$0.02	$(0.11)	$(0.04)	$(0.20)
Non-cash stock option expense, net of income taxes (2)	0.01	0.01	0.02	0.02
Legal related costs (3)	(0.11)	0.00	(0.11)	0.00
Restructuring costs (4)	0.01	0.00	0.02	0.00
Effects of preferred stock (5)	0.01	0.00	0.01	0.00
Non-GAAP Basic EPS	$(0.06)	$(0.10)	$(0.10)	$(0.17)

GAAP Diluted EPS	$0.02	$(0.11)	$(0.04)	$(0.20)
Non-cash stock option expense, net of income taxes (2)	0.01	0.01	0.02	0.02
Legal related costs (3)	(0.11)	0.00	(0.11)	0.00
Restructuring costs (4)	0.01	0.00	0.02	0.00
Effects of preferred stock (5)	0.01	0.00	0.01	0.00
Non-GAAP Diluted EPS	$(0.06)	$(0.10)	$(0.10)	$(0.17)

Weighted average basic shares outstanding (GAAP and as adjusted)	47,919,318	47,996,027	47,975,217	47,929,799
Weighted average diluted shares outstanding (GAAP and as adjusted)	48,780,606	47,996,027	47,975,217	47,929,799

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cost of revenues - Product	$—	$50	$—	$99
Cost of revenues - Support and Service	32,454	53,936	54,337	104,192
Research and development costs	86,608	87,028	175,407	221,938
Selling and marketing	50,787	(11,848)	212,974	272,190
General and administrative	252,205	111,629	391,997	533,111
Total non-cash stock based compensation expense	$422,054	$240,795	$834,715	$1,131,530

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, net of related income tax effects. For the three and six months ended June 30, 2014 and 2013, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Legal related costs represent expenses/gains in connection with the Company’s investigations, litigation and settlement related costs for each respective period presented.

(4)	Represents restructuring costs which were incurred during each respective period presented.

(5)	Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and accrual of preferred stock dividends.